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Unique Fabricating, Inc. Reports Fourth Quarter and
Full-Year 2021 Financial Results
Auburn Hills, MI – March 24, 2022 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer/off-road markets, today announced its financial results for the fourth quarter and year ended December 31, 2021.
Fourth Quarter 2021 Financial Results
▪Net sales of $30.1 million compared to $35.0 million in the fourth quarter of 2020.
▪Net loss of $1.5 million or $0.13 per basic and diluted share compared to net loss of $82.0 thousand or $0.01 per basic and diluted share in the fourth quarter of 2020.
▪Net debt(1) decreased $1.9 million to $47.7 million as of December 31, 2021, from $49.6 million as of December 31, 2020; the 2020 amount includes the forgiven $6.0 million PPP loan.
▪Interest expense increased $0.1 million to $0.7 million compared to prior year of $0.6 million.
“The strengthened and realigned management team of Unique Fabricating continues to address the industry-wide issues impacting each of our markets with a comprehensive approach, designed to weather these challenges and position the Company well as more normal production levels return,” commented Doug Cain, Unique Fabricating’s Chief Executive Officer. “Central to this approach is our continued focus on remaining responsive and flexible in supporting our customers, including increasing capacity and, where possible, securing take over business opportunities. I am proud of how our team has responded by maintaining strong customer service and earning additional customer certifications, such as the prestigious Ford Q1, while winning new business in each of the markets we serve. As with many suppliers who have already communicated quarterly operating results, our operations were negatively impacted in the fourth quarter by the lower demand and increased costs of manufacturing inputs as well as ongoing shortages of certain raw materials and labor negatively impacting all levels of the supply chain. While we do expect continued challenges through 2022, related to the chip shortage and other well-documented factors, we are seeing improving supply chain availability and higher demand volumes albeit with increasing costs.”
“We are increasingly confident that we have established a solid foundation for profitable growth as conditions normalize,” added Mr. Cain. “Cost recovery initiatives have mitigated a portion of the market impact of higher input costs and we continue to review specific programs for targeted cost recovery. Our efforts to expand our addressable market by reaching new consumer goods customers, has helped us to diversify our revenue streams. The market shift to electric vehicles presents incremental opportunities for us, as EVs demand parts we manufacture to address noise, vibration, weight reduction, and climate control efficiency. We have been awarded parts on multiple new EVs, and we expect EV-related revenue to grow from approximately 5% in 2022 to 6% in 2023.”
Fourth Quarter 2021 Financial Summary
Net sales for the fourth quarter were $30.1 million, down $4.9 million from $35.0 million in the fourth quarter last year due to the ongoing impact of supply shortages adversely affecting our customers’ production levels. Gross profit for the 2021 quarter was $3.0 million, or 9.8% of net sales, compared to $5.0 million, or 14.4% of net sales, for the same period last year. The decrease in both gross profit and gross profit as a percentage of net sales reflects the inefficiencies of our current operating environment, including lower operating leverage because of lower sales volumes and higher manufacturing costs, partially offset by our cost recovery efforts.
Net loss of $1.5 million or $0.13 per basic and diluted share for the fourth quarter of 2021 compared to net loss of $82.0 thousand or $0.01 per basic and diluted share in the fourth quarter of 2020. The net loss is the result of $4.9 million lower net sales in the fourth quarter of 2021 compared to the fourth quarter of 2020. Income tax benefit was $1.1 million in the fourth quarter of 2021 compared to a tax benefit of $2.3 million in the fourth quarter of 2020.
Full-Year 2021 Financial Summary
Net sales for 2021 were $125.7 million compared to $120.2 million in 2020, a 4.5% increase. The increase in net sales in 2021 as compared to 2020 is primarily the result of new program launches and the Company’s cost recovery efforts to pass some cost increases to our customers through price increases, which more than offset the impact of the decrease in North American light vehicle production volumes in 2021 as compared to 2020. Gross profit was $16.7 million, or 13.3% of net sales for 2021, compared to $20.7 million, or 17.2% of net sales last year. The decrease in gross profit and gross profit margin is reflective of the operating inefficiencies resulting from customer release cancellations and reductions due to supply shortages affecting our customers and higher material, freight and labor costs, partially offset by the impact of our cost recovery efforts.
Net loss was $7.0 million or $0.67 per basic and diluted share in 2021 compared to a net loss of $5.7 million or $0.58 per basic and diluted share in 2020. Income tax benefit was $0.9 million for 2021 compared to an income tax benefit of $3.8 million for 2020.
Balance Sheet Summary
As of December 31, 2021, the Company had approximately $0.7 million in cash and cash equivalents, compared to December 31, 2020 when the Company had $0.8 million in cash and cash equivalents. Total debt outstanding as of December 31, 2021 was $48.4 million compared to $50.4 million as of December 31, 2020. Included in total debt at December 31, 2020 was the $6.0 million Paycheck Protection Program (PPP) loan, which as previously reported was fully forgiven, including accrued interest, during 2021.
Going Concern Opinion
Unique Fabricating, Inc., pursuant to the disclosure requirements of the NYSE American Company Guidelines also announced that its audited financial statements for the year ended December 31, 2021, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which will be filed with the Securities and Exchange Commission later today, will contain an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to the Company’s ability to continue as a going concern. As previously reported, the Company entered into a Forbearance Agreement with its lenders, which as amended currently expires on May 30, 2022, and accordingly all debt has been classified as current as of the balance sheet date. The Company does not have sufficient cash and cash equivalents on hand or available liquidity to repay its debt or meet its obligations as they become due through twelve months from date of issuance of these consolidated financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan and other information in regard to these matters are described in Note 1 to the financial statements for the year ended December 31, 2021, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Results Conference Call
Unique Fabricating will host a conference call and live webcast to review the financial results and provide a corporate update today at 4:30 p.m. ET. To access the conference call, please dial +1 (888) 506-0062 (toll free) or +1 (973) 528-0011 and if requested, reference conference ID 241465. The conference call will also be webcast live on the Investor Relations section of the Company's website at http://ir.uniquefab.com.
Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on March 24, 2022 until 11:59 p.m. ET on March 31, 2022 by dialing +1 (877) 481-4010 (United States) or +1 (919) 882-2331 (international) and using the passcode 44873.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer/off-road markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
About Non-GAAP Financial Measures
We present Net Debt, a non-GAAP financial measure, in this press release to provide a supplemental measure of our financial position. We believe that Net Debt is a useful measure of the Company's liquidity position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt.
The Third Amendment to Forbearance Agreement suspended the Minimum Consolidated EBITDA Covenant for the remainder of the forbearance period. We are continuing to disclose the reconciliation of net income, as reported, to Consolidated EBITDA, as defined in our Credit Agreement, as amended and subject to the Forbearance Agreement, as amended, to keep the reader informed on how our performance measures against previously required covenants. Consolidated EBITDA, as defined in our Credit Agreement, is defined as earnings before interest expense, income tax expense (benefit), depreciation and amortization expenses, non-cash stock compensation expenses, restructuring expenses, goodwill impairment charges, severance costs, and forbearance agreement fees. There may be additional adjustments allowed and there are dollar limitations on certain adjustments and add backs, please refer to our Amended and Restated Credit Agreement, as amended and forbore, for a complete understanding of all adjustments and add backs allowed to Consolidated EBITDA as well as our financial covenants. Certain of the allowable adjustments and add backs to Consolidated EBITDA are recurring in nature and cash expenses, which we believe limits the usefulness of Consolidated EBITDA as a measurement of the Company’s performance.
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s results for the fourth quarter and fiscal year of 2021 to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about net sales, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, including that there is doubt as to the Company’s continuing as a going concern as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

(1)	Net debt, a non-GAAP financial measure, is defined as debt minus cash and cash equivalents. Please refer to the Reconciliation of Non-GAAP Financial measures included in the tables included with this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited – dollars in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$742	$760
Accounts receivable, net	23,469	23,759
Inventories, net	13,770	11,951
Prepaid expenses and other current assets:
Prepaid expenses and other	3,270	5,643
Refundable taxes	3,738	4,027
Total current assets	44,989	46,140
Property, plant, and equipment, net	22,567	22,383
Goodwill	16,996	22,111
Intangible assets	5,161	7,605
Other assets:
Operating leases	9,776	10,415
Investments, at cost	1,054	1,054
Deposits and other assets	755	579
Deferred tax asset	2,379	893
Total assets	$103,677	$111,180
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,056	$10,892
Current maturities of long-term debt	28,884	35,864
Revolver, current maturities	19,541	11,494
Income taxes payable	303	204
Accrued compensation	1,149	792
Other accrued liabilities	3,478	4,551
Total current liabilities	63,411	63,797
Long-term debt, net of current portion	—	2,999
Other long-term liabilities:
Other long term liabilities	9,139	10,519
Total liabilities	72,550	77,315
Total stockholders’ equity	31,127	33,865
Total liabilities and stockholders’ equity	$103,677	$111,180

UNIQUE FABRICATING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Sales	$30,066	$35,028	$125,669	$120,214
Cost of Sales	27,105	29,997	108,950	99,543
Gross Profit	2,961	5,031	16,719	20,671
Selling, general, and administrative expenses	4,930	6,876	22,566	25,484
Impairment	—	—	5,115	—
Restructuring expenses	—	37	—	1,230
Operating loss	(1,969)	(1,882)	(10,962)	(6,043)
Other income (expense)
Other, net	73	131	6,153	157
Interest expense	(701)	(608)	(3,006)	(3,608)
Other income (expense), net	(628)	(477)	3,147	(3,451)
Loss before income tax benefit	(2,597)	(2,359)	(7,815)	(9,494)
Income tax benefit	(1,068)	(2,277)	(852)	(3,784)
Net loss	$(1,529)	$(82)	$(6,963)	$(5,710)
Net loss per share
Basic	$(0.13)	$(0.01)	$(0.67)	$(0.58)
Diluted	$(0.13)	$(0.01)	$(0.67)	$(0.58)

UNIQUE FABRICATING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – dollars in thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(6,963)	$(5,710)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill	5,115	—
Gain on forgiveness of debt	(6,000)	—
Depreciation and amortization	5,599	7,085
Amortization of debt issuance costs	214	189
Loss (gain) on sale of assets	(12)	464
Bad debt adjustment	(307)	740
Loss (gain) on derivative instrument	(625)	329
Stock option expense	388	115
Accrued in-kind interest on long term debt	121	—
Deferred income taxes	(1,486)	(1,539)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	597	202
Inventory	(1,819)	1,096
Prepaid expenses and other assets	2,486	(6,864)
Accounts payable	(25)	1,236
Other assets and liabilities, net	(935)	1,287
Net cash used in operating activities	(3,652)	(1,370)
Cash Flows from Investing Activities:
Capital expenditures	(3,429)	(2,425)
Proceeds from sale of property and equipment	100	889
Net cash used in investing activities	(3,329)	(1,536)
Cash Flows from Financing Activities:
Net change in bank overdraft	(811)	332
Payments on term loans and capital expenditure line	(4,200)	(3,161)
Payments on revolving credit facilities	(42,055)	(29,576)
Proceeds from revolving credit facilities	49,985	29,573
Debt issuance costs	—	(151)
Proceeds from PPP Note	—	5,999
Proceeds from issuance of common stock and warrants	4,044	—
Net cash provided by financing activities	6,963	3,016
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(18)	110
Cash and cash equivalents – beginning of period	760	650
Cash and cash equivalents – end of period	$742	$760
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,289	$2,732
Cash paid for income taxes	$628	$52

UNIQUE FABRICATING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited – dollars in thousands)

RECONCILIATION OF NET INCOME TO CONSOLIDATED EBITDA

The following is a reconciliation of net income, as reported, which is a U.S. GAAP measure of our operating results, to Consolidated EBITDA, as defined in our Credit Agreement, a non-GAAP measure:

Twelve Months Ended December 31, 2021
Net loss	$(6,963)
Plus:
Interest expense, net	3,006
Income tax benefit	(852)
Depreciation and amortization	5,599
Non-cash stock awards	388
Non-recurring expenses (a)	14
Impairment of goodwill	5,115
Severance costs (b)	155
Gain on extinguishment of debt	(6,072)
Forbearance agreement fees (c)	970
Consolidated EBITDA, as defined	$1,360
_________________________________
(a)    Represents any other non-recurring, non-cash gains during such period, including without limitation, (i) gains from the sale or exchange of assets other than in the ordinary course of business, and (ii) gains from early extinguishment of Indebtedness or Hedging Agreements
(b) Represents costs incurred with respect to employee severance payments made to terminated employees of US Borrower in aggregate amount not to exceed Four Hundred Fifty Thousand and 00/100 Dollars ($450,000) during US Borrower’s 2021 fiscal year and the two-month period ending February 28, 2022
(c)    Represents costs and expenses incurred in connection with the Forbearance Agreement, the First Amendment to Forbearance Agreement, Second Amendment to Forbearance Agreement, and risk mitigation costs in an aggregate amount not to exceed $1,000,000, including the Lenders’ and Agent’s legal fees and the Financial Advisor’s fees

RECONCILIATION OF NET DEBT TO DEBT

	December 31, 2021	December 31, 2020
Current maturities of long-term debt	$28,884	$35,864
Revolver, current maturities	19,541	11,494
Long-term debt, net of current portion	—	2,999
Debt	48,425	50,357
Less: Cash and cash equivalents	742	760
Net debt	$47,683	$49,597